                                                               EXHIBIT 99.1(A)

                         SIGNAL MEDICAL SERVICES, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                      -----------

Independent Auditors' Report........................................................................      7

Balance Sheets as of December 31, 1997 and 1996.....................................................      8

Statements of Income for the Years Ended December 31, 1997 and 1996.................................      9

Statements of Stockholders' Equity for the Years Ended December 31, 1997 and 1996...................      10

Statements of Cash Flows for the Years Ended December 31, 1997 and 1996.............................      11

Notes to Financial Statements.......................................................................      12

Balance Sheets (unaudited) as of March 31, 1998 and 1997............................................      20

Statements of Income and Retained Earnings (unaudited) for the Three Months Ended March 31, 1998 and
  1997..............................................................................................      21

Statements of Cash Flows (unaudited) for the Three Months Ended March 31, 1998 and 1997.............      22

Notes to Financial Statements.......................................................................      23

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Signal Medical Services, Inc.:

    We have audited the accompanying balance sheets of Signal Medical Services, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signal Medical Services, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Hartford, Connecticut
January 9, 1998

                         SIGNAL MEDICAL SERVICES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                                           1997           1996
                                                                                       -------------  ------------
Current assets:
  Cash and cash equivalents..........................................................  $   1,847,000       667,000
  Accounts receivables, net of allowance of $101,000 and $44,000.....................      3,219,000     2,388,000
  Other receivables..................................................................         52,000        11,000
  Prepaid expenses and other assets..................................................         93,000        90,000
                                                                                       -------------  ------------
    Total current assets.............................................................      5,211,000     3,156,000
                                                                                       -------------  ------------
Property and equipment:
  Medical equipment..................................................................     23,607,000    18,430,000
  Furniture, fixtures and other equipment............................................        390,000       291,000
                                                                                       -------------  ------------
                                                                                          23,997,000    18,721,000
  Less accumulated depreciation and amortization.....................................     10,762,000     7,112,000
                                                                                       -------------  ------------
    Property and equipment, net......................................................     13,235,000    11,609,000
                                                                                       -------------  ------------
Other assets, net....................................................................        580,000       488,000
                                                                                       -------------  ------------
                                                                                       $  19,026,000    15,253,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................................  $     627,000       425,000
  Accrued compensation...............................................................        792,000       583,000
  Accrued maintenance................................................................        259,000        64,000
  Other accrued expenses and other liabilities.......................................        869,000       838,000
  Short-term borrowings..............................................................       --             294,000
  Current portion of long-term debt..................................................      3,227,000     3,314,000
  Current portion of capital lease obligation........................................        309,000       --
                                                                                       -------------  ------------
    Total current liabilities........................................................      6,083,000     5,518,000

Long-term debt.......................................................................      3,712,000     4,447,000
Accrued taxes........................................................................      1,008,000       771,000
Deferred income taxes................................................................        801,000       389,000
Other liabilities....................................................................        380,000       140,000
Long-term portion of capital lease obligation........................................      1,545,000       --
                                                                                       -------------  ------------
    Total liabilities................................................................     13,529,000    11,265,000
                                                                                       -------------  ------------
Redeemable convertible cumulative preferred stock, $.01 par value, 60,000 shares
  authorized, issued and outstanding, redeemable at $33.34 per share.................      2,000,000     2,000,000

Stockholders' equity:
  Common stock, $.01 par value, 110,000 shares authorized, 33,500 shares issued......       --             --
  Additional paid-in capital.........................................................        156,000       156,000
  Retained earnings..................................................................      3,841,000     2,332,000
Less cost of 17,580 treasury shares..................................................       (500,000)     (500,000)
                                                                                       -------------  ------------
    Total stockholders' equity.......................................................      3,497,000     1,988,000
                                                                                       -------------  ------------
Commitments and contingencies
                                                                                       $  19,026,000    15,253,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                See accompanying notes to financial statements.

                         SIGNAL MEDICAL SERVICES, INC.

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                         1997           1996
                                                                                     -------------  -------------
Revenues...........................................................................  $  20,704,000     17,852,000
                                                                                     -------------  -------------
Operating costs and expenses:
  Operating costs..................................................................      7,455,000      6,592,000
  Selling, general and administrative..............................................      2,701,000      2,257,000
  Lease expense....................................................................      3,697,000      3,140,000
  Depreciation and amortization....................................................      3,676,000      3,200,000
  Interest expense, net of interest income of $27,000 and $26,000..................        654,000        827,000
                                                                                     -------------  -------------

    Total operating costs and expenses.............................................     18,183,000     16,016,000
                                                                                     -------------  -------------
    Income before income taxes.....................................................      2,521,000      1,836,000

Income Taxes                                                                             1,012,000        735,000
                                                                                     -------------  -------------
    Net Income.....................................................................  $   1,509,000      1,101,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                See accompanying notes to financial statements.

                         SIGNAL MEDICAL SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                   ADDITIONAL                              TOTAL
                                                        COMMON       PAID-IN     RETAINED    TREASURY   STOCKHOLDERS'
                                                         STOCK       CAPITAL     EARNINGS     STOCK        EQUITY
                                                      -----------  -----------  ----------  ----------  ------------
Balance, December 31, 1995..........................   $  --          156,000    1,231,000    (500,000)     887,000
Net Income..........................................      --           --        1,101,000      --        1,101,000
                                                      -----------  -----------  ----------  ----------  ------------
Balance, December 31, 1996..........................      --          156,000    2,332,000    (500,000)   1,988,000
Net Income..........................................      --           --        1,509,000      --        1,509,000
                                                      -----------  -----------  ----------  ----------  ------------
Balance, December 31, 1997..........................   $  --          156,000    3,841,000    (500,000)   3,497,000
                                                      -----------  -----------  ----------  ----------  ------------
                                                      -----------  -----------  ----------  ----------  ------------

                See accompanying notes to financial statements.

                         SIGNAL MEDICAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                          1997           1996
                                                                                      -------------  -------------
Cash flows from operating activities:
  Net income........................................................................  $   1,509,000      1,101,000
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................................      3,676,000      3,200,000
    Change in assets and liabilities:
      Increase in accounts receivable...............................................       (831,000)      (288,000)
      Decrease (increase) in other receivables......................................        (41,000)        56,000
      Increase in prepaid expenses and other current assets.........................         (3,000)       (39,000)
      Decrease (increase) in other assets...........................................         66,000        (84,000)
      Increase in accounts payable, accrued expenses and other liabilities..........      1,526,000      1,029,000
                                                                                      -------------  -------------
        Net cash provided by operating activities...................................      5,902,000      4,975,000
                                                                                      -------------  -------------
Cash flows used in investing activities:
  Additions to medical equipment, furniture and fixtures............................     (3,421,000)    (2,918,000)
  Investment in joint ventures......................................................       (185,000)      --
                                                                                      -------------  -------------
        Net cash used in investing activities.......................................     (3,606,000)    (2,918,000)
                                                                                      -------------  -------------
Cash flows used in financing activities:
  Net decrease in short-term borrowings.............................................       (294,000)      (156,000)
  Proceeds from long-term debt......................................................      2,720,000        475,000
  Repayment of long-term debt.......................................................     (3,542,000)    (3,151,000)
                                                                                      -------------  -------------
        Net cash used in financing activities.......................................     (1,116,000)    (2,832,000)
                                                                                      -------------  -------------
Net increase (decrease) in cash and cash equivalents................................      1,180,000       (775,000)

Cash and cash equivalents, beginning of period......................................        667,000      1,442,000
                                                                                      -------------  -------------
Cash and cash equivalents, end of period............................................  $   1,847,000        667,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Cash paid for income taxes..........................................................  $     807,000        381,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

Cash paid for interest..............................................................  $     599,000        850,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

Capital lease obligation incurred...................................................  $   1,854,000       --
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                See accompanying notes to financial statements.

                         SIGNAL MEDICAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) NATURE OF BUSINESS

       Signal Medical Services, Inc. (the Company) provides fixed site and mobile magnetic resonance imaging (MRI), computer tomography (CT), general radiology and lithotripsy equipment and operations under contracts with hospitals and other health care providers throughout the United States. The Company's customer contracts at December 31, 1997 are primarily with health care providers in the northeastern and southeastern United States.

       During 1997, the Company developed and began operating several new ventures, which are jointly owned by the Company and its respective joint venture partners. These joint ventures include a medical billing and collection company, a mobile lithotripsy joint venture and a mobile x-ray and ultrasound company. The Company's investment in these joint ventures totaled $185,000 and is included in other assets. The Company also began managing two newly developed multi-modality imaging centers in which the Company expects to acquire a 50% ownership interest during the first quarter of 1998. The Company's ownership interest in these joint ventures varies from 35% to 60%, and the operating results of these joint ventures was not material to the Company's 1997 financial statements.

    (b) REVENUE RECOGNITION

       Revenues are recognized at the time equipment and related services are provided, generally on a fee-per-procedure or daily fee basis.

    (c) MEDICAL EQUIPMENT AND FURNITURE AND FIXTURES

       Medical equipment and furniture and fixtures are stated at cost. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

 Medical equipment......................................  2 to 7 years
 Furniture, fixtures and other equipment................  2 to 5 years

       Repairs and maintenance expenditures are charged to expense as incurred. Leased property meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease or estimated useful life of the equipment, whichever is shorter.

       Property acquired under capital leases consists of the following:

                                                              1997          1996
                                                          ------------  ------------
Medical Equipment.......................................  $  1,854,000       --
Accumulated Amortization................................       --            --
                                                          ------------  ------------
                                                          $  1,854,000       --
                                                          ------------  ------------
                                                          ------------  ------------

    (d) OTHER ASSETS

       Other assets include deferred financing costs and certain deferred costs incurred in connection with the Company's contracts with health care providers. These assets are being amortized using the straight-line method over the terms of the related debt and contracts which range from 5 to 7 years. Accumulated amortization amounted to $258,000 in 1997 and $178,000 in 1996.

                         SIGNAL MEDICAL SERVICES, INC.

                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (e) CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, the Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents. At December 31, 1997, cash and cash equivalents consisted primarily of cash invested in a money market account and overnight investment account.

    (f) INCOME TAXES

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (g) USE OF ESTIMATES

       Management of the Company has made several estimates and assumptions relating to the reporting of certain assets, including the allowance for doubtful receivables, and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       The components of the allowance for doubtful receivables for the years ended December 31, 1997 and 1996 were as follows:

Balance at January 1, 1996................................  $  55,000
    Charged to operating costs............................     --
    Write-offs............................................    (11,000)
                                                            ---------
Balance at December 31, 1996..............................     44,000
    Charged to operating costs............................     40,000
    Write-offs............................................     --
    Other.................................................     17,000
                                                            ---------
Balance at December 31, 1997..............................  $ 101,000
                                                            ---------
                                                            ---------

    (h) RECLASSIFICATIONS

       Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

    (i) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

       The Company adopted the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the

                         SIGNAL MEDICAL SERVICES, INC.

                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amount by which the carrying amount of the assets exceeds the fair value of the assets. Adoption of this Statement did not have any impact on the Company's financial position, results of operations, or liquidity.

(2) LEASES

       The Company leases certain medical equipment, office space and fixed site MRI operating space. Future minimum lease commitments under noncancelable leases with a term of 12 months or more are as follows at December 31, 1997:

                                                                    CAPITALIZED    OPERATING
                                                                       LEASES        LEASES
                                                                    ------------  ------------
1998..............................................................  $    446,000  $  1,166,000
1999..............................................................       432,000     1,062,000
2000..............................................................       405,000       565,000
2001..............................................................       378,000       341,000
2002..............................................................       351,000        94,000
Thereafter........................................................       322,000       --
                                                                    ------------  ------------
  Total minimum lease payments....................................     2,334,000  $  3,228,000
                                                                                  ------------
                                                                                  ------------
Amounts representing interest.....................................      (480,000)
                                                                    ------------
  Present value of net minimum payments...........................     1,854,000
Current portion...................................................      (309,000)
                                                                    ------------
    Long-term portion of capital lease obligation.................  $  1,545,000
                                                                    ------------
                                                                    ------------

    Total operating lease expense for medical equipment amounted to $3,697,000 in 1997 and $3,140,000 in 1996. Other rent expense, which is included in selling, general and administrative expenses, totaled $125,000 for 1997 and $122,000 for 1996, respectively.

(3) INCOME TAXES

    Income tax expense consisted of the following:

YEAR ENDED DECEMBER 31, 1997                                 CURRENT    DEFERRED     TOTAL
----------------------------------------------------------  ----------  ---------  ----------
U.S. Federal..............................................  $  451,000    355,000     806,000
State and Local...........................................     149,000     57,000     206,000
                                                            ----------  ---------  ----------
                                                               600,000    412,000   1,012,000
                                                            ----------  ---------  ----------
                                                            ----------  ---------  ----------
YEAR ENDED DECEMBER 31, 1996
----------------------------------------------------------
U.S. Federal..............................................     341,000    296,000     637,000
State and Local...........................................      70,000     28,000      98,000
                                                            ----------  ---------  ----------
                                                            $  411,000    324,000     735,000
                                                            ----------  ---------  ----------
                                                            ----------  ---------  ----------

                         SIGNAL MEDICAL SERVICES, INC.

                           DECEMBER 31, 1997 AND 1996

(3) INCOME TAXES (CONTINUED)
    Income tax expense differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax income in 1997 and 1996. As a result of the following:

                                                                           1997                          1996
                                                               -----------------------------  ---------------------------
                                                                               % OF PRETAX                  % OF PRETAX
                                                                  AMOUNT        EARNINGS        AMOUNT       EARNINGS
                                                               ------------  ---------------  ----------  ---------------
"Expected" tax expense.......................................  $    857,000         34%       $  624,000         34%
State corporation taxes, net of federal tax benefit..........       136,000          5%           65,000          4%
Other........................................................        19,000          1%           46,000          2%
                                                               ------------         ---       ----------          --
                                                               $  1,012,000         40%       $  735,000         40%
                                                               ------------         ---       ----------         ---
                                                               ------------         ---       ----------         ---


    The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:

                                                                                            1997          1996
                                                                                        ------------  ------------
Deferred tax assets:
  Allowance for doubtful receivables..................................................  $     33,000        17,000
  Option compensation expense.........................................................        43,000        43,000
  Unamortized start-up and organization costs incurred prior to inception of business
    operations........................................................................       --              5,000
  Compensated absences, principally due to accrual for financial reporting purposes...        41,000        34,000
  Alternative minimum tax credit carryforward.........................................       --            373,000
  Net operating loss carryforwards....................................................       --             27,000
  Other liabilities...................................................................       346,000       190,000
  State tax credit....................................................................       --             34,000
  Other...............................................................................         3,000         9,000
                                                                                        ------------  ------------
    Total gross deferred tax assets...................................................       466,000       732,000
                                                                                        ------------  ------------
Deferred tax liabilities
    Medical equipment, furniture and fixtures, and other assets principally due to
      differences in depreciation and amortization....................................     1,267,000     1,121,000
                                                                                        ------------  ------------
    Total gross deferred tax liabilities..............................................     1,267,000     1,121,000
                                                                                        ------------  ------------
  Net deferred tax liability..........................................................  $    801,000       389,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Management has concluded that it is more likely than not that the Company will have sufficient taxable income of an appropriate character within the carryback and carryforward period permitted by current tax law to allow for the utilization of the deductible amounts generating the deferred tax asset and, therefore, no valuation allowance is required.

(4) REDEEMABLE CONVERTIBLE CUMULATIVE PREFERRED STOCK

    On April 3, 1992, 60,000 shares of $.01 par value series A redeemable convertible cumulative preferred stock were issued to SMSI Holding, Inc., a wholly owned subsidiary of Anthem Blue Cross and Blue Shield of Connecticut, Inc. at $33.34 per share. Each share of series A preferred stock is convertible

                         SIGNAL MEDICAL SERVICES, INC.

                           DECEMBER 31, 1997 AND 1996

(4) REDEEMABLE CONVERTIBLE CUMULATIVE PREFERRED STOCK (CONTINUED)

into one share of common stock at any time after the date of issuance. In the event of a public offering of common stock by the Company, the preferred stock will automatically be converted into shares of common stock, provided that the offering price per share and gross proceeds from the offering are not less than $66.68 and $5,000,000 respectively.

    On or after April 1, 1997, the series A preferred stock is redeemable at $33.34 per share plus any unpaid dividends at the option of SMSI Holding, Inc. Upon liquidation, dissolution or winding up of the Company, the holders of the series A preferred stock shall be entitled to receive, before any distribution is made to the holders of common stock of the Company, a distribution of $33.34 per share plus any unpaid dividends. The series A preferred stock accumulates a dividend at an annual rate of $2.33 per share through March 31, 1994 and $3.00 per share from April 1, 1994 to March 31, 1997 payable upon a liquidation, dissolution or winding up, conversion or redemption, consolidation or merger of the Company. The amount of accumulated and unpaid series A preferred stock dividends was $820,000 at December 31, 1997. The holders of the series A preferred stock are entitled to one vote per share of common stock into which the preferred stock is convertible.

(5) STOCKHOLDERS' EQUITY

    On April 3, 1992, 33,500 shares of $.01 par value common stock were issued to the founders of the Company.

    The Company has a fixed option plan. Under the 1994 Employee Stock Option Plan, the Company may grant options to its employees for up to 18,000 shares of common stock. The exercise price of each option equals the fair value of the Company's stock on the date of grant, and an option's maximum term is ten years. Options generally vest over a period of one to three years. At December 31, 1997, all options were fully vested.

    The Company has elected to adopt the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Accordingly, no compensation cost has been recognized for stock options issued. The impact on net income in 1997 and 1996 had the Company adopted FAS 123 would have been immaterial. Options granted, exercised and outstanding under this plan were as follows:

                                                                                      EXERCISE                EXERCISE
                                                                            1997        PRICE       1996        PRICE
                                                                          ---------  -----------  ---------  -----------
Outstanding at beginning of year........................................     14,790      --          13,790   $   18.00
Granted.................................................................     --          --           1,000       83.00
Exercised...............................................................     --          --          --          --
                                                                          ---------               ---------  -----------
Outstanding at end of year..............................................     14,790                  14,790
                                                                          ---------               ---------
                                                                          ---------               ---------
Fair value of options granted during the year...........................  $  --                   $   36.65
                                                                          ---------               ---------
                                                                          ---------               ---------

    The fair value of stock options granted during 1996 were estimated on the date of grant using the minimum value method with the following assumptions: risk-free interest rate of 6.0 percent, expected life of 10 years, and no dividends.

                         SIGNAL MEDICAL SERVICES, INC.

                           DECEMBER 31, 1997 AND 1996


(6) RELATED PARTY TRANSACTION

    On April 3, 1992, the Company loaned $35,000, at an interest rate of 9%, to an officer and common stockholder of the Company. Interest is due April 1st of each year and 34% of the officer's annual bonus, if any, must be paid toward the outstanding principal balance. The remaining balance of the note at December 31, 1997 and 1996 was $0 and $9,000, respectively, and is included in other receivables.

    The Company made advances to its employees and joint ventures which totaled approximately $32,000 and $21,000 as of December 31, 1997 and 1996, respectively. These advances are included in other receivables.

(7) SHORT-TERM BORROWINGS

    The Company has a $1,500,000 line of credit from Anthem Blue Cross and Blue Shield of Connecticut, Inc. Borrowings under this line bear interest at the three-month LIBOR rate plus 2% (7.81% at December 31, 1997). The amounts outstanding at December 31, 1997 and 1996 were $0 and $294,000, respectively. The weighted average interest rate on the line of credit during 1997 and 1996 was 8.57%, respectively.

                         SIGNAL MEDICAL SERVICES, INC.

                           DECEMBER 31, 1997 AND 1996

(8) LONG-TERM DEBT

    The following schedule summarizes long-term debt at December 31, 1997 and 1996:

                                                                                            1997          1996
                                                                                        ------------  ------------
Term notes with banks:

$450,000, interest fixed at 7.90%; due in 48 equal monthly principal payments through
  May 1, 1997.........................................................................  $    --             38,000

$2,500,000, interest fixed at 7.90% through November 1998, variable thereafter; due in
  84 equal monthly principal payments through December 1, 2000........................     1,071,000     1,429,000

$3,000,000, interest fixed at 9.50%; due in 60 equal monthly principal payments
  through June 1, 1999................................................................       900,000     1,500,000

$824,444, interest fixed at 9.65% through December 1, 1996, variable thereafter; due
  in 47 equal monthly principal payments through October 1, 1998......................       176,000       386,000

$1,950,000, interest fixed at 9.95% through January 1, 1998, variable thereafter; due
  in 48 equal monthly principal payments through December 1, 1998.....................       487,000       975,000

$750,000, interest fixed at 9.40%; due in 36 equal monthly principal payments through
  January 10, 1998....................................................................       --            250,000

$900,000, interest fixed at 9.40%; due in 35 equal monthly principal payments through
  January 10, 1998....................................................................       --            308,000

$1,200,000, interest fixed at 8.75%; due in 48 equal monthly principal payments
  through September 11, 1999..........................................................       525,000       825,000

$2,100,000, interest fixed at 8.40%; due in 48 equal monthly principal payments
  through December 14, 1999...........................................................     1,050,000     1,575,000

$475,000, interest fixed at 8.46%; due in 24 equal monthly principal payments through
  December 31, 1998...................................................................       237,000       475,000

$795,000, interest fixed at 8.95%; due in 60 equal monthly principal payments through
  February 28, 2002...................................................................       663,000       --

$950,000, interest fixed at 8.90%; due in 60 equal monthly principal payments through
  August 1, 2002......................................................................       887,000       --

$975,000, interest fixed at 8.49%; due in 60 equal monthly principal payments through
  October 31, 2002....................................................................       943,000       --
                                                                                        ------------  ------------

                                                                                           6,939,000     7,761,000

Less current maturities...............................................................     3,227,000     3,314,000
                                                                                        ------------  ------------

                                                                                        $  3,712,000     4,447,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                         SIGNAL MEDICAL SERVICES, INC.

                           DECEMBER 31, 1997 AND 1996

(8) LONG-TERM DEBT (CONTINUED)
    Maturities of long-term debt are as follows:

Year ending December 31:
1998...........................................................  $3,227,000
1999...........................................................  1,951,000
2000...........................................................    901,000
2001...........................................................    544,000
2002...........................................................    316,000
Thereafter.....................................................     --
                                                                 ---------
                                                                 $6,939,000
                                                                 ---------
                                                                 ---------

    The term notes contain covenants which, among other things, require maintenance of certain ratios of liabilities to tangible net worth, debt service coverage and minimum levels of liquid investments and profitability.

    The term notes are secured by the medical equipment purchased with the note proceeds, the related service contacts with hospital customers and other assets of the Company.

    The Company has a $5,000,000 capital expenditure line of credit with a financial institution under which it finances equipment acquisitions on a long-term basis. Interest is at market rates determined at the time of each drawdown under the line. The unused portion of this line at December 31, 1997 was $5,000,000.

(9) CONTINGENCIES

    The Company entered into an agreement in 1993 in which it became the guarantor of a loan between Citrus Memorial Health Foundation, Inc., a customer, and a bank. This loan had an outstanding principal balance of approximately $577,000 at December 31, 1997. In September 1994, the Company entered into a similar loan guarantee with Manchester Memorial Hospital and the same bank. This loan had an outstanding principal balance of approximately $1,027,000 at December 31, 1997.

    On December 29, 1997, the Company entered in an agreement under which it became a guarantor of a credit facility between Whitney Imaging Center, LLC
(WIC) and Shoreline Imaging Center, LLC (SIC) as the borrowers and a bank. Proceeds from the credit facility are being used to finance the development of the two multi-modality imaging centers owned by WIC and SIC and managed by the Company. The credit facility is also guaranteed by the owners of WIC and SIC and is secured by the assets of WIC, SIC and their owners. The Company's guaranty is unsecured. The total amount committed by the bank under the credit facility is $2,450,000. Outstanding borrowings under the facility at December 31, 1997 totaled $1,319,000.

    In the event that the debtors default under these loans, the Company could become liable for all unpaid interest and principal. As of December 31, 1997, the debtors were current as to interest and principal payments under the loans.

                         SIGNAL MEDICAL SERVICES, INC.

                                 BALANCE SHEETS

                            MARCH 31, 1998 AND 1997

                                  (UNAUDITED)

                                     ASSETS

                                                                                         1998           1997
                                                                                     -------------  -------------
Current assets:
  Cash and cash equivalents........................................................  $   1,642,000      1,013,000
  Accounts receivables, net........................................................      3,397,000      2,571,000
  Other receivables................................................................        239,000          6,000
  Prepaid expenses and other assets................................................        121,000        139,000
                                                                                     -------------  -------------
    Total current assets...........................................................      5,399,000      3,729,000
                                                                                     -------------  -------------
Property and equipment:
  Medical equipment, net...........................................................     12,174,000     10,705,000
  Furniture, fixtures and other equipment, net.....................................        112,000         91,000
                                                                                     -------------  -------------
    Property and equipment, net....................................................     12,286,000     10,796,000
                                                                                     -------------  -------------
Other assets, net..................................................................        660,000        546,000
                                                                                     -------------  -------------
                                                                                     $  18,345,000     15,071,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.................................................................  $     235,000        326,000
  Accrued compensation.............................................................        516,000        371,000
  Accrued maintenance..............................................................        258,000        126,000
  Other accrued expenses and other liabilities.....................................      1,112,000        778,000
  Current portion of long-term debt................................................      2,993,000      3,304,000
  Current portion of capital lease obligation......................................        309,000       --
                                                                                     -------------  -------------
    Total current liabilities......................................................      5,423,000      4,905,000
                                                                                     -------------  -------------
Long-term debt.....................................................................      3,130,000      4,391,000
Accrued taxes......................................................................      1,307,000        838,000
Deferred income taxes..............................................................        912,000        419,000
Other liabilities..................................................................        139,000        176,000
Long-term portion of capital lease obligation......................................      1,468,000       --
                                                                                     -------------  -------------
    Total liabilities..............................................................     12,379,000     10,729,000
                                                                                     -------------  -------------
Redeemable convertible cumulative preferred stock, $.01 par value, 60,000 shares
  authorized, issued and outstanding, redeemable at $33.34 per share...............      2,000,000      2,000,000

Stockholders' equity:
  Common stock.....................................................................       --             --
  Additional paid-in capital.......................................................        156,000        156,000
  Retained earnings................................................................      4,310,000      2,686,000
Less cost of treasury shares.......................................................       (500,000)      (500,000)
                                                                                     -------------  -------------
    Total stockholders' equity.....................................................      3,966,000      2,342,000
                                                                                     -------------  -------------
                                                                                     $  18,345,000     15,071,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                See accompanying notes to financial statements.

                         SIGNAL MEDICAL SERVICES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                  (UNAUDITED)

                                                                                            1998          1997
                                                                                        ------------  ------------
Revenues..............................................................................  $  5,622,000  $  5,085,000
                                                                                        ------------  ------------
Operating costs and expenses:
  Operating costs.....................................................................     2,067,000     1,735,000
  Selling, general and administrative.................................................       845,000       706,000
  Lease expense.......................................................................       686,000       989,000
  Depreciation and amortization.......................................................     1,058,000       888,000
  Interest expense, net of interest income of $15,000 and $1,000......................       171,000       178,000
                                                                                        ------------  ------------

    Total operating costs and expenses................................................     4,827,000     4,496,000
                                                                                        ------------  ------------
    Income before income taxes........................................................       795,000       589,000

Income Taxes..........................................................................       326,000       235,000
                                                                                        ------------  ------------
    Net Income........................................................................  $    469,000  $    354,000
                                                                                        ------------  ------------
Retained earnings, beginning of period................................................     3,841,000     2,332,000
                                                                                        ------------  ------------
Retained earnings, end of period......................................................     4,310,000     2,686,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See accompanying notes to financial statements.

                         SIGNAL MEDICAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                  (UNAUDITED)

                                                                                            1998          1997
                                                                                        ------------  ------------
Cash flows from operating activities:
  Net income..........................................................................  $    469,000       354,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.....................................................     1,058,000       888,000
    Change in assets and liabilities:
      Increase in accounts receivable.................................................      (178,000)     (183,000)
      Decrease (increase) in other receivables........................................      (187,000)        5,000
      Increase in prepaid expenses and other current assets...........................       (28,000)      (49,000)
      Increase in other assets........................................................       (82,000)      (65,000)
      Increase in accounts payable, accrued expenses and other liabilities............      (257,000)     (176,000)
                                                                                        ------------  ------------
        Net cash provided by operating activities.....................................       795,000       774,000
                                                                                        ------------  ------------
Cash flows used in investing activities:
  Additions to medical equipment, furniture and fixtures..............................      (107,000)      (68,000)
                                                                                        ------------  ------------
        Net cash used in investing activities.........................................      (107,000)      (68,000)
                                                                                        ------------  ------------
Cash flows used in financing activities:
  Net decrease in short-term borrowings...............................................       --           (294,000)
  Proceeds from long-term debt........................................................       --            795,000
  Repayment of long-term debt.........................................................      (893,000)     (861,000)
                                                                                        ------------  ------------
        Net cash used in financing activities.........................................      (893,000)     (360,000)
                                                                                        ------------  ------------
Net increase (decrease) in cash and cash equivalents..................................      (205,000)      346,000

Cash and cash equivalents, beginning of period........................................     1,847,000       667,000
                                                                                        ------------  ------------
Cash and cash equivalents, end of period..............................................  $  1,642,000     1,013,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Cash paid for income taxes............................................................  $     68,000       236,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Cash paid for interest................................................................       159,000       170,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See accompanying notes to financial statements.

                         SIGNAL MEDICAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                            MARCH 31, 1998 AND 1997

(1) BASIS OF PRESENTATION

    In the opinion of management, the financial information reflects all adjustments which are necessary to a fair presentation of the financial position, results of operations and cash flows for the interim periods presented and are of a normal recurring nature, unless otherwise disclosed in this report.

    The statements should be read in conjunction with the notes to the financial statements of Signal Medical Services, Inc. (the Company) as of and for the years ended December 31, 1997 and 1996.

(2) ACQUISITION BY INSIGHT HEALTH SERVICES CORP.

    On May 18, 1998, the stock of the Company was acquired by InSight Health Services Corp., a leading provider of diagnostic imaging and related information services based in Newport Beach, California. The purchase price consisted of $46 million (subject to certain post-closing adjustments), including the assumption of indebtedness.

(3) NEW PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS Nos. 130 and 131, "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information." FASB Nos. 130 and 131 are effective for fiscal years beginning after December 15, 1997, with earlier adoption permitted. The Company believes that adoption of these standards will not have a material impact on the Company.